United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2004
Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)
(302) 594-5000
(Registrant's telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure

On February 12, 2004, the Company announced that it has completed the sale of its minority ownership interest in CP Kelco ApS to J.M. Huber Corporation.  The transaction was previously announced on January 26, 2004.  A copy of the press release is attached hereto as an Exhibit.

c.	Exhibits.
	99.1	Press Release of Hercules Incorporated dated February 12, 2004

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2004	By:

HERCULES INCORPORATED

/s/ Fred G. Aanonsen
Fred G. Aanonsen
Vice President and Controller

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Hercules Incorporated dated February 12, 2004.